Exhibit 99.1

PRESS RELEASE

November 27, 2015

BankGuam Holding Company

Declares 2015 4th Quarter Dividends

November 27, 2015 – Hagatna, Guam - BankGuam Holding Company (BKGMF), announced that its Board of Directors declared a quarterly cash dividend of $0.10 per share at its Board’s regular meeting held on Monday, November 23, 2015. The dividend will be paid on December 31, 2015, to shareholders of record as of December 15, 2015.

BankGuamHolding Company President and Lou A. Leon Guerrero stated “I am happy to report that we have met our financial performance for this quarter, thus allowing us to once again provide a return on our shareholder’s investment.”

CONTACT: BankGuam Holding Company

                     William D. Leon Guerrero, EVP and COO

                     (671) 472-5273